WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Waiver and Amendment"), dated as of December 18 , 1996, is entered into by and between FILENET CORPORATION (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

     A. The Bank and the Borrower are parties to an Amended and Restated Credit Agreement (Multicurrency) dated as of August 8,1995, effective as of May 1, 1995, as amended by that Waiver and Amendment to Credit Agreement dated as of July 11, 1996 (as so amended, the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrower.

     B. The Borrower has reported to the Bank the existence of an Event of Default under the Credit Agreement. The Borrower has requested that the Bank waive such Event of Default and agree to an amendment to the Credit Agreement.

     C. The Bank is willing to waive such Event of Default under the Credit Agreement, and to amend the Credit Agreement, subject to the terms and conditions of this Waiver and Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2. Default and Waiver.

          (a) For purposes of this Waiver and Amendment, the "Existing Default" shall mean the Event of Default existing on this date under Section 8.01(c) of the Credit Agreement as a consequence of a breach of the negative covenant set forth at Section 7.13 of the Credit Agreement solely for the quarter ended September 30, 1996.

          (b) Subject to and upon the terms and conditions hereof, the Bank hereby waives the Existing Default.

          (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank's ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to

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     the  Existing  Default  (including  without  limitation  any  cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as the Existing Default.

     3. Amendments to Credit Agreement.

     (a) Section 7.13 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

     "7.13 Tangible Net Worth. The Borrower shall not permit at any time on a consolidated basis its Tangible Net Worth to be less than $115,000,000 plus the sum of (i) 75% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after September 30, 1996, (ii) the net proceeds from any equity securities issued after September 30, 1996, and (iii) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after September 30, 1996."

          (b) Schedule 2 to the Compliance Certificate shall be amended and restated in its entirety so as to read as in the schedule attached hereto as Schedule 2.

     4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

          (a) Other than the Existing Default, no Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Borrower of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms. without defense, counterclaim or offset.

          (c)  Subject  to  the  Existing  Default,   all   representations  and
     warranties of the Borrower contained in the Credit Agreement are true and correct.

          (d) The Borrower is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

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

     5. Effective Date. This Waiver and Amendment will become effective as of the date first above written (the "Effective Date"), provided that each of the following conditions precedent are satisfied.

          (a) The Bank has received from the Borrower a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Waiver and Amendment; and

          (b) All representations and warranties contained herein are true and correct as of the Effective Date.

     6. Reservation of Rights. The Borrower acknowledges and agrees that neither the Bank's forbearance in exercising its rights and remedies in connection with the Existing Default, nor the execution and delivery by the Bank of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Bank to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Existing Default.

     7. Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

          (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document


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     (and any other  document  required  herein) may be  delivered  by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower, with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

          (e) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of Section 9.05 of the Credit Agreement.

          (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

          (g) The Borrower covenants to pay to or reimburse the Bank at cost, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the Existing Default.



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

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.

                                    FILENET CORDORATION

                                    By:  /s/ Mark S. St. Clare
                                    Typed Name: Mark S. St. Clare
                                    Title: Chief Financial Officer

                                    By:  /s/ William R. Hughes
                                    Typed Name: William R. Hughes
                                    Title: Controller/Chief Accounting Officer




                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                    By:  /s/ John Cinderey
                                    Typed Name: John Cinderey
                                    Title: Managing Director






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                                            Date:                        , 199
                                            For the fiscal quarter/year
                                            ended                        , 199


                                   SCHEDULE 2
                           to Compliance Certificate


                                             Actual          Required/Permitted
                                             ------          ------------------
1.  Section 7.01(d) Other Bank Borrowings
    by Subsidiaries

    Indebtedness of Subsidiaries for
    borrowed money from other bank                      Not to exceed $5,000,000


2.  Section 7.01(e)  Purchase Money
    Obligations and Section 7.02 purchase
    Money Liens

    Purchase money obligations and
    related liens                                      Not to exceed $10,000,000


3.  Section 7.03  Capital Assets

    Obligations for the acquisition of
    fixed or capital assets during
    current fiscal year                                Not to exceed $25,000,000


4.  Section 7.07(d)  Sale and Leaseback

    Financing under sale and leaseback
    agreements of fixed or capital assets               Not to exceed $5,000,000






A11 amounts determined on a consolidated basis.

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                                             Actual          Required/Permitted
                                             ------          ------------------

  5.  Section 7.11 Quick Ratio

      A.  (i)   cash
          (ii)  net accounts receivable
          (iii) short-term cash
                investments
          (iv)  investment grade marketable
                securities not classified
                as long- term investments
          (v)   long-term investments in
                compliance with the
                Investment Guidelines (not
                to exceed $25,000.000)

          (i) + (ii) + (iii) + (iv) + (v) =

      B. Current liabilities (including
         all funded and unfunded
         obligations under the credit
         Agreement and other Credit
         Documents, including undrawn
         amounts (or the Equivalent Amount
         thereof) of all letters of credit
         and Bank Guaranties and drawn and
         unreimbursed obligations with
         respect thereto

                A
 =              B                   =                 Not less than 1.75 to 1.00

                                             Actual          Required/Permitted
                                             ------          ------------------

  6. Section 7.l2 Total Liabilities to
     Total Net Worth

     the ratio of

   A. total liabilities (including all
      funded and unfunded obligations
      under the Credit Agreement and
      other Credit Documents. including
      undrawn amounts (or the
      Equivalent Amount thereof) of all
      letters of credit and Bank
      Guaranties and drawn and
      unreimbursed obligations with
      respect thereto

   B. Tangible Net Worth

        the difference of:

         (i) gross book value of
             assets

                 less

        (ii) goodwill, patents, trademarks, trade names, organization expense, capitalized software, treasury stock, unamortized debt discount and expense, deferred charges, and other like intangibles, monies due from affiliates, officers, directors. or shareholders of the Borrower or any of its Subsidiaries. and value placed on any leasehold (other than leasehold improvements)

                 less

        (iii)applicable reserves

             less


        (iv) all liabilities
             (including accrued and deferred income taxes)

         (i) - (ii) - (iii) - (iv)          =

              A                             =
              B                                    Not greater than 0.75 to 1.00

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

                                             Actual          Required/Permitted
                                             ------          ------------------

  7.  Section 7.13 Tangible Net Worth
      Tangible Net Worth (from 6 above)                Not less than the sum of:

                                                    A.$115,000,000  $115,000,000

                                                                plus

                                                    B.75% of net income
                                                      after taxes (with-out
                                                      subtracting losses)for
                                                      each fiscal quarter
                                                      commencing after 9/30/96

                                                                plus

                                                    C.100% of net proceeds
                                                      from the issuance of
                                                      any equity securities
                                                      issued after 9/30/96

                                                                plus

                                                    D.100% of any increase
                                                      in shareholders' equity
                                                      from conversion of debt
                                                      to equity after 9/30/96

                                                    =    A + B + C + D      =


8.  Section 7.24 Consecutive Quarterly
    Losses: Losses in One Quarter

    A. (i)    Net (after tax) income
              (loss) for fiscal quarter
              reported on                          Not in excess of ($5,000,000)

       (ii)   Operating income (loss) for
              fiscal quarter reported on           Not in excess of ($5,000.000)

    B. (i)    Net (after tax) income
              (loss) immediately
              preceding fiscal quarter

       (ii)   Net (after tax) income
              (loss) for fiscal quarter          If (i) is a loss, (ii) shall
              reported on                        not be a loss.

    C. (i)    Operating income (loss) for
              the immediately preceding
              fiscal quarter

       (ii)   Operating income (loss) for    If (i) is a loss, (ii) shall not be
              fiscal quarter reported on     a loss.


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